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                                                                     EXHIBIT 5.1


               [JEFFER, MANGELS, BUTLER & MARMARO LLP LETTERHEAD]


                               December 27, 1995
                                                                      55822-0001


Crown Laboratories, Inc.
6780 Caballo Street
P.O. Box 96205
Las Vegas, Nevada 89119

                 Re:      Crown Laboratories, Inc.
                          Registration Statement on Form S-3

Ladies and Gentlemen:


                 Crown Laboratories, Inc., a Delaware corporation (the "Company"), proposes to file a Form S-3 Registration Statement (the "Registration Statement") for the sale of 2,665,625 shares of the Company's Common Stock, $0.001 par value (the "Shares") by certain selling stockholders of the Company identified in the Registration Statement, including 261,875 shares to be issued upon exercise of Warrants and 2,030,000 Shares which may be issued upon conversion of Series C Preferred Stock. The exact number of Shares which may be issued upon conversion of Series C Preferred Stock is not yet determinable. This opinion covers the total issuance of up to 2,030,000 Shares underlying the Series C Preferred Stock.


                 In rendering the following opinion, we have examined and relied only upon the documents, certificates of officers of the Company as are specifically described below. In our examination, we have assumed the genuineness of all signatures, the authenticity, accuracy and completeness of the documents submitted to us as originals, and the conformity with the original documents of all documents submitted to us as copies. Our examination was limited to the following documents and no others:

                 1. Certificate of Incorporation of the Company, as amended to date;

                 2.       By-Laws of the Company, as amended to date;

                 3. Resolutions adopted by the Board of Directors of the Company authorizing the Shares and the Warrants;

                 4. The Registration Statement, together with all amendments thereto, exhibits filed in connection therewith and incorporated therein by reference and form of prospectus contained therein including all documents incorporated therein by reference;

                 5. A Certificate of Good Standing for the Company from the Delaware Secretary of State;

                 6.       The form of the Warrants; and

                 7. A Certificate from Officers of the Company as to certain factual matters.

                 We have not undertaken, nor do we intend to undertake, any independent investigation beyond such documents and records, or to verify the adequacy or accuracy of such documents and records.


                 Based upon and subject to the foregoing, it is our opinion that the outstanding Shares are, and the Shares to be issued upon exercise of the Warrants and conversion of Series C Preferred Stock, when issued in accordance with the terms of the Warrants and Series C Preferred Stock, respectively, will be, legally-issued, fully-paid and nonassessable shares of Common Stock of the Company.


                 We hereby consent to the filing of this opinion as an exhibit in the Registration Statement; to the filing of this opinion in connection with such filings of applications as may be necessary to register, qualify or establish eligibility for an exemption from registration or qualification of the Shares under the blue sky laws of any state or other jurisdiction although we express no opinion as to compliance with any securities laws herein; and to the reference to this Firm in the prospectus under the heading "Legal Opinion". In giving this consent, we do not
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Crown Laboratories, Inc.
September 8, 1995

Page 2


admit that we are in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                 The opinion set forth herein are based upon the federal laws of the United States of America, the laws of the State of California and the corporate laws of the State of Delaware all as now in effect. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof.

                 The information set forth herein is as of the date of this letter. We disclaim any undertaking to advise you of changes which may be brought to our attention after the effective date of the Registration Statement.

                                           Very truly yours,


                                           JEFFER, MANGELS, BUTLER & MARMARO LLP